EXHIBIT 32




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     In  connection  with  the  Annual  Report  of Lone  Star  Gold,  Inc.  (the
"Company") on Form 10-K for the year ending December 31, 2013 as filed with the Securities and Exchange Commission (the "Report"), William Alessi, the Company's Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.


December 7, 2018                          /s/ William Alessi
                                          ------------------------------------
                                          William Alessi, Principal Executive
                                          and Financial Officer